Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Blue Bird Corporation
Macon, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261858, No. 333-261125, No. 333-236372, No. 333-206831 and No. 333-202801) and Form S-8 (No. 333-237102, No. 333-207420, and No. 333-204514) of Blue Bird Corporation of our reports dated December 12, 2022, relating to the consolidated financial statements and schedule, and the effectiveness of Blue Bird Corporation’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

December 12, 2022